CERTIFICATION OF 10-Q REPORT
OF
EXABYTE CORPORATION

FOR THE QUARTER ENDED JUNE 28, 2003

1.     The undersigned are the Chief Executive Officer and the Interim Chief Financial Officer of Exabyte Corporation ("Exabyte"). This Certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This Certification accompanies the 10-Q Report of Exabyte Corporation for the quarter ended June 28, 2003.

2.     We certify that such 10-Q Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such 10-Q Report fairly presents, in all material respects, the financial condition and results of operations of Exabyte Corporation.

        This Certification is executed as of August 18, 2003.

/s/ Tom W. Ward
Tom W. Ward, President and Chief Executive Officer

/s/ Carroll A. Wallace
Carroll A. Wallace, Interim Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Exabyte Corporation and will be retained by Exabyte Corporation and furnished to the Securities and Exchange Commission or its staff upon request.